Report of Independent

 Registered Public
 Accounting Firm


To the Shareholders and
Board of Trustees of
Federated Stock Trust

In planning and
performing our
audit of the financial
statements of Federated
Stock Trust as of
and for the year
ended October 31 2006
 in accordance with
the standards of the
 Public Company
Accounting Oversight
 Board United States
 we considered its
 internal control
over financial
reporting including
control activities
for safeguarding
securities as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to
comply with the
requirements of
Form NSAR but not
for the purpose of
 expressing an opinion
on the effectiveness
of Federated Stock Trusts
internal control over financial
 reporting
Accordingly we express
no such opinion

The management of
Federated Stock Trust
is responsible for
establishing and maintaining
effective internal
control over financial
reporting In fulfilling
this responsibility estimates
and
judgments by management
are required to assess
the expected benefits
and related costs of
controls A companys
internal control over
financial reporting is
a process designed to
provide
reasonable assurance
 regarding the reliability
of financial reporting
and the preparation of
financial statements for
external purposes in
accordance with US generally
accepted accounting
principles Such internal
control includes policies
and procedures that
provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition use or disposition
of a companys assets
that could have a material
effect on the financial
statements

Because of its inherent
limitations internal control
 over financial reporting
may not prevent or
detect misstatements Also
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
 changes in conditions or
 that
the degree of compliance
with the policies or
 procedures may deteriorate

A control deficiency
exists when the design
or operation of a
control does not
allow management
or employees in the
normal course of
performing their
assigned functions
to prevent or detect
misstatements on a
timely basis A
significant deficiency
is a control deficiency
or combination
of control deficiencies
that adversely affects
the companys ability to
initiate authorize record
process or report
external financial data
reliably in accordance
with US generally accepted
accounting principles
such that there is more
than a remote likelihood
that a misstatement
 of the
companys annual or
interim financial
statements that is more
than
inconsequential will not
be
prevented or detected A
material weakness is a
significant deficiency or
combination of
significant deficiencies
that results in more than
a remote likelihood that
a material misstatement
of the annual or interim
financial statements will
not be prevented or detected

Our consideration of
 Federated Stock Trusts
internal control over
financial reporting was
for the
limited purpose described
in the first paragraph and
would not necessarily
disclose all
deficiencies in internal
control that might be
significant deficiencies
or material weaknesses under
standards established by
the Public Company Accounting
Oversight Board United States
However we noted no
deficiencies in Federated
Stock Trusts internal
control over financial
reporting and its
operation including
controls for safeguarding
securities that we consider
 to be a
material weakness as
defined above as of
October 31 2006

This report is intended
 solely for the information
and use of management and
the Board of
Trustees of Federated
Stock Trust and the
Securities and Exchange
Commission and is not
intended to be and
should not be used by
 anyone other than
these specified parties

S KPMG LLP

Boston Massachusetts
December 22 2006